                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                  CARDIMA, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                 CARDIMA, INC.
                             47266 Benicia Street
                           Fremont, California 94538

                               -----------------

                   Notice of Annual Meeting of Stockholders
                           To Be Held June 20, 2002

                               -----------------

To the Stockholders of Cardima, Inc.:

   Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Cardima, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 20, 2002 at 9:00 a.m. local time at the Company's executive offices located at 47266 Benicia Street, Fremont, California 94538, for the following purposes:

      1. To elect a Board of Directors of five members to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

      2. To ratify and approve an amendment to the Company's 1993 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,200,000 shares;

      3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002;

      4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 25, 2002 as the record date for determining the stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          /s/ Ronald E. Bourquin
                                          Ronald E. Bourquin
                                          Senior Vice President, Chief
                                            Financial Officer and Secretary

Fremont, California
April 30 , 2002

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                 CARDIMA, INC.
                             47266 Benicia Street
                           Fremont, California 94538

                               -----------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDER
                                 JUNE 20, 2002

                               -----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Cardima, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, June 20, 2002 at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's executive offices located at 47266 Benicia Street, Fremont, California 94538. The Company intends to mail this Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 2001, on or about May 22, 2002, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The cost of solicitation of proxies for the 2002 annual meeting will be borne by the Company. In addition to solicitation by mail, regular employees of the Company may solicit proxies by telephone or personal interview. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock held of record by such persons and will be reimbursed by the Company for their expenses. In addition, the Company has retained InvestorCom Incorporated, 800 Third Avenue, New York, NY 10022 to aid in the solicitation of proxies from brokers, banks, other nominees, and institutional holders. A fee of $5,000 plus expenses will be paid to InvestorCom for its services.

Record Date; Voting Securities

   The close of business on April 25, 2002 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 42,699,875 shares of Common Stock outstanding.

Voting Rights

   Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock may not be voted cumulatively.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Elections (the "Inspectors") with the assistance of the Company's transfer agent. The Inspectors will also determine whether or not a quorum is present. Under the Company's Bylaws, the holders of fifty percent (50%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote at a meeting shall constitute a quorum with respect to an annual meeting. Stockholders holding shares of capital stock of the Company who are present in person or represented by proxy (including stockholders who abstain from voting their shares or who do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

   The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares of capital stock having voting power present in person or represented by proxy at a duly held meeting, at which a quorum is present. Stockholders who abstain from voting as to a particular matter will not be counted as votes in favor of the matter. Accordingly, abstentions will have the effect of a vote "No" on any matter submitted to the stockholders.

   Any proxy that is returned unmarked as to a particular item will be voted FOR the election of directors, FOR the amendment to the Company's 1993 Stock Option Plan, and FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter and will have the same effect as negative votes.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Gabriel B. Vegh or Ronald E. Bourquin, Inspectors of Election) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Directors and Nominees for Director

   At the Annual Meeting, the stockholders will elect a Board consisting of five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the nominees named below will be unable or unwilling to serve as a director if elected.

   Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the five nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

   The names of the nominees, their ages as of the Record Date and certain other information about them are set forth below:

         Name of Nominee*           Age Principal Occupation                                   Director Since
         ----------------           --- --------------------                                   --------------
Gabriel B. Vegh.................... 62  Chief Executive Officer and Chairman of the Board of        1992
                                          the Company
Jesse D. Erickson.................. 70  Retired Executive of Kaiser Aluminum and Retired            2001
                                          Director and Chairman of the Investment Committee
                                          of S.H. Cowell Foundation
Rodolfo C. Quijano, M.D., Ph.D..... 66  President and Chief Technical Officer of 3F                 1999
                                          Therapeutics, Inc. and President and Chief Technical
                                          Officer of VenPro, Inc.
Phillip C. Radlick, Ph.D........... 64  President and Chief Executive Officer of Lipid              1994
                                          Sciences, Inc.
Lawrence J. Siskind................ 49  Partner at Harvey Siskind Jacobs LLP                        2001

--------
* There are no family relationships among any of the directors or executive officers of the Company. The following changes have occurred on the Board since the Company's 2001 Annual Meeting of Stockholders: Mr. Jesse D. Erickson joined in May 2001; Mr. Lawrence J. Siskind joined in October 2001; and Mr. Neville J. Jeharajah resigned in December 2001.

   Mr. Gabriel B. Vegh, the founder of the Company, was nominated as the Chairman of the Board in May 2001 to serve along with his continued position as Chief Executive Officer of Cardima. Mr. Vegh has been a Director of Cardima since November 1992, serving as President and Chief Executive Officer from June 2000 to May 2001. Mr. Vegh served as Executive Vice President and Chief Operating Officer from May 1999 until June 2000. During this time, he also acted as Chief Financial Officer until July 1996. Prior to joining Cardima, from August 1985 until May 1993, Mr. Vegh was the Vice President, Operations of Target Therapeutics, Inc., which is now a division of Boston Scientific Corporation. From February 1983 until August 1985, Mr. Vegh was General Manager, Pilot Operations of Advanced Cardiovascular Systems, Inc, which is now a division of Guidant Corporation. Mr. Vegh received a B.S. in Mechanical Engineering from the New Jersey Institute of Technology.

   Mr. Jesse D. Erickson has served as a Director of the Company since May 2001. Mr. Erickson was the President of the S.H. Cowell Foundation, a private charitable foundation in San Francisco from 1991 to 1998. He then served as director and chairman of the investment committee until 2001 when he retired. Mr. Erickson worked for Kaiser Aluminum & Chemical Corporation for 32 years, holding various executive positions including President of Kaiser Aluminum International, Chief Administrative Officer and Sheet and Plate Division Manager. He retired from Kaiser in 1989 as a Senior Vice President. Mr. Erickson received a B.S. in Business and Chemical Engineering from the Massachusetts Institute of Technology.

   Dr. Rodolfo C. Quijano has served as a Director of Cardima since November 1999. Dr. Quijano is a founder of VenPro, Inc. and has served as its Chief Technical Officer since 1997 and President and Chief Technical Officer of 3F Therapeutics, Inc. since 1998. Dr. Quijano serves on the Board of Directors of Orqis, Inc. (formerly ForeFlow, Inc.), of which he is also the founder. Prior to Dr. Quijano's current positions, he was the General Manager of Hepatix, AG, from 1993 to 1994 and from 1987 to 1993 was the Vice President of Research and Development, Regulatory Affairs and Clinical Research for the Edwards Cardiovascular Surgery Division of Baxter Healthcare. Dr. Quijano received a B.S. in Chemistry from the University of Alabama and a Ph.D. from the University of Central America.

   Dr. Phillip C. Radlick has been a Director of Cardima since November 1994. Dr. Radlick is currently President and Chief Executive Officer of Lipid Sciences, Inc., a publicly held biotechnology company. Dr. Radlick was the President, Chief Executive Officer and a Director of Cardima from November 1994 to June 2000. Prior to joining the Company, from November 1992 until October 1994, Dr. Radlick was the President and Chief Executive Officer of Hepatix, Inc., a start-up medical device company. From November 1986 until November 1992, Dr. Radlick was the President of Edward's Cardiovascular Surgery Division, a division of Baxter Healthcare responsible for the development, manufacture and sale of cardiovascular products. Dr. Radlick received a B.S. in Chemistry and a Ph.D. in Organic Chemistry from the University of California, Los Angeles.

   Mr. Lawrence J. Siskind has served as a Director of the Company since December 2001. Mr. Siskind is currently a partner of Harvey Siskind Jacobs, LLP, a law firm in San Francisco, California where he specializes in litigation, registration and transactional advice regarding domestic and international copyrights, trademarks, trade secrets and unfair competition. Mr. Siskind was appointed by President Reagan in 1987 to serve as the nation's first Special Counsel for Immigration Related Unfair Employment Practices, returning to private practice in 1989. In 1996, Governor Pete Wilson appointed Mr. Siskind to serve as a charter member of the State Commission on Academic Content and Performance Standards. In 1998, Governor Wilson appointed Mr. Siskind to his Advisory Council on Electronic Commerce. Mr. Siskind received a J.D. from Harvard Law School.

                THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION
                         OF ALL NOMINEES NAMED ABOVE.

Meetings and Committees of the Board of Directors

   During the fiscal year ended December 31, 2001, the Board held seven meetings and acted by unanimous written consent one time. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to Ronald E. Bourquin at the Company's address, set forth above.

   The Audit Committee (1) recommends to the Board the independent auditors to be retained to audit the financial statements of the Company and (2) monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

   From the beginning of 2001 until April 2001, the Audit Committee consisted of two non-employee directors: Mr. Neville J. Jeharajah and Dr. Quijano. In May Mr. Erickson, a non-employee director, was appointed to join Mr. Jeharajah and Dr. Quijano on the Audit Committee. In December 2001, Mr. Jeharajah resigned as a Director of the Company and as a member of the Audit Committee. Mr. Siskind, a non-employee director, was appointed as a member of the Audit Committee to replace Mr. Jeharajah. The Audit Committee met one time in 2001.

   The Compensation Committee (1) administers and makes recommendations concerning the Company's policies on salaries and incentive compensation, stock options awards to employees and consultants and otherwise determines compensation levels and (2) performs such other functions regarding compensation as the Board may delegate.

   From the beginning of 2001 until December 2001, the Compensation Committee consisted of two non-employee directors: Mr. Jeharajah and Dr. Quijano. In December 2001, Mr. Jeharajah resigned as a Director of the Company and as a member of the Compensation Committee. Dr. Radlick and Mr. Erickson, non-employee directors, were appointed as members of the Compensation Committee to replace Mr. Jeharajah and Dr. Quijano. The Compensation Committee met one time during 2001.

   During the fiscal year ended December 31, 2001, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board currently consists of Mr. Erickson and Dr. Radlick. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of any other entity.

Directors' Compensation

   Directors currently receive no cash fees for services provided in that capacity but are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board. The Company's 1997 Directors' Stock Option Plan (the "Directors' Plan") provides that each person who becomes a non-employee director of the Company will be granted a non-statutory stock option to purchase 20,000 shares of Common Stock on the date on which such person first becomes a non-employee director of the Company. This initial grant is fully exercisable on the initial date of the grant. In addition, on the date of each annual meeting of the Company's stockholders at which such director is re-elected, each such non-employee director shall be granted an additional option to purchase 2,000 shares of Common Stock if, on such date, he or she shall have served on the Board for at least three months during the current fiscal year, such option will become exercisable in full on the date of grant. Each of the nominees for director will have served for more than three months at the time of the Annual Meeting, and so each will receive options to purchase 2,000 shares of the Company's Common Stock under the Directors' Plan if they are re-elected to the Board at the Annual Meeting. As of the Record Date, 136,000 shares had been issued under the Directors' Plan and 66,000 remain outstanding.

                                PROPOSAL NO. 2

                    INCREASE IN NUMBER OF SHARES AUTHORIZED
                  UNDER THE COMPANY'S 1993 STOCK OPTION PLAN

   The Board and stockholders have previously adopted and approved the 1993 Stock Option Plan (the "Stock Plan") and the most recent amendment and restatement approved by the Company's stockholders was effective as of May 10, 2001. A total of 6,450,690 shares of Common Stock have been reserved for issuance under the Stock Plan, and only 1,376,394 shares were available for future grant as of the Record Date. The number of shares reserved for issuance under the Stock Plan is automatically increased, on the first day of trading for the five years from 1998 through 2002, by an amount equal to three percent of the outstanding shares of Common Stock on such date, but in no event shall such increase exceed 300,000 shares of Common Stock. January 2, 2002 was the final date of such automatic increase.

   At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment of the Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,200,000 shares. The Board believes that the amendment is necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

Summary of the Stock Plan

   The following description of the Stock Plan is a summary only. It is subject to, and qualified in its entirety by the full text of the Stock Plan, and is substantially in the form in which it will take effect if this Proposal 2 is approved by the stockholders. Any stockholder who wishes to review the text of the Stock Plan can obtain a copy by writing to the Company, Attention: Investor Relations.

   General. The Stock Plan was originally adopted by the Board in June 1993 and approved by the stockholders in September 1993. The Stock Plan was subsequently amended by the Board in November 1994, June 1996, March 1999, March 2000 and March 2001, with such amendments being approved by the stockholders in December 1994, October 1996, June 1999, June 2000 and May 2001, respectively. The Stock Plan authorizes the Board, or one or more committees which the Board may appoint from among its members (the "Committee"), to grant options to purchase Common Stock. Options granted under the Stock Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options, as determined by the Board or the Committee.

   Purpose. The general purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company's business.

   Administration. The Stock Plan may be administered by the Board or a Committee. Subject to the other provisions of the Stock Plan, the administrator has the authority: (1) to determine the fair market value; (2) to select the employees or consultants to whom options may be granted under the Stock Plan;
(3) to determine the number of shares of Common Stock to be covered by each option granted under the Stock Plan; (4) to approve forms of agreement for use under the Stock Plan; (5) to determine the terms and conditions of the option, not inconsistent with the terms of the Stock Plan, granted under the Stock Plan, including the exercise price, the time or times when options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (6) to reduce the exercise price of any option to the then current fair market value if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted; (7) to construe and interpret the terms of the Stock Plan and awards granted pursuant to the Stock Plan;

(8) to prescribe, amend and rescind rules and regulations relating to the Stock Plan; (9) to modify or amend each option, including the discretionary authority to extend the post-termination exercisability period of options longer than is otherwise provided for in the Stock Plan; (10) to allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option that number of shares having a fair market value equal to the amount required to be withheld; (11) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option previously granted by the Administrator; and (12) to make all other determinations deemed necessary or advisable for administering the Stock Plan.

   Eligibility. The Stock Plan provides that options may be granted to the Company's employees and independent contractors, including members of the Board who are not employees of the Company. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

   Terms and Conditions of Options. Each option granted under the Stock Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

   (a) Exercise Price. The Board or the Committee determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or sale price for the last preceding date for which quotations exist if no sales were reported) on the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the closing sale price for such stock (or sale price for the last preceding date for which quotations exist if no sales were reported) on the date the option is granted.

   (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, consideration received by the Company under a formal cashless exercise program adopted by the Company, or by a combination thereof.

   (c) Exercise of the Option. Each stock option agreement specifies the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Stock Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% stockholder, the term of the option shall be for no more than five years from the date of grant.

   (d) Termination of Employment. If an optionee's employment terminates for any reason (other than death or permanent disability), then all options held by such optionee under the Stock Plan expire upon the earlier of (1) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (2) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

   (e) Disability. If an employee is unable to continue employment with the Company as a result of disability (as defined in the Stock Plan), then all options held by such optionee under the Stock Plan shall expire upon the earlier of (1) six months after the date of termination of the optionee's employment or (2) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

   (f) Permanent Disability. If an employee is unable to continue employment with the Company as a result of permanent and total disability (as defined in the Stock Plan), then all options held by such optionee under the

Stock Plan shall expire upon the earlier of (1) 12 months after the date of termination of the optionee's employment or (2) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

   (g) Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (1) 12 months after the optionee's death or (2) the expiration date of the option. The executors or other legal representative or the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

   (h) Nontransferability of Options. Unless determined otherwise by the administrator, during an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

   (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as non-statutory options.

   (j) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board or Committee.

   Adjustment upon Changes in Capitalization, Corporate Transactions. In the event that the capital stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of capital stock subject to the Stock Plan, the number and class of shares of capital stock subject to any option outstanding under the Stock Plan, and the exercise price of any such outstanding option. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, the exercisability of all outstanding options shall be accelerated. To the extent they have not been previously exercised, options shall terminate upon consummation of the proposed action.

   Amendment, Suspensions and Termination of the Stock Plan. The Board may amend, suspend or terminate the Stock Plan at any time; provided, however, that the Company shall obtain stockholder approval of any amendment to the extent necessary and desirable to comply with Section 422 of the Code or any other applicable rule or statute. In any event, the Stock Plan will terminate automatically in November 2004.

Federal Tax Information

   An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(1) the fair market value of the shares at the date of the option exercise or
(2) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

   All other options which do not quality as incentive stock options are referred to as non-statutory options. An optionee will not recognize any taxable income at the time he is granted a non-statutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Subject to Section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a non-statutory option.

   The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Vote Required

   The approval of the amendment of the Stock Plan requires the affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting.

        THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF
             THE COMPANY'S 1993 STOCK OPTION PLAN SET FORTH HEREIN

                                PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Ernst & Young LLP has served as the Company's independent auditors since 1993 and, upon the recommendation of the Audit Committee, has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2002. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

   A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Principal Accounting Firm Fees

   The following table sets forth the aggregate fees billed to Cardima, Inc. for the fiscal year ended December 31, 2001 by our principal accounting firm, Ernst & Young LLP:

   Audit Fees................................................. $106,500
   All Other Fees............................................. $ 79,000(1)(2)

--------
(1) Includes fees for tax-related services, but does not include any financial information systems design and implementation services.
(2) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountants' independence.

 THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST &
              YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR
                   THE FISCAL YEAR ENDING DECEMBER 31, 2002.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of the Record Date by: (1) each person known by the Company to be a beneficial owner of five percent or more of the Company's Common Stock, (2) each of the Company's directors, (3) each of the Company's executive officer named in the Summary Compensation Table set forth herein and (4) all current directors and executive officers as a group.

                            PRINCIPAL STOCKHOLDERS

                                                                             Number of     Percent of Total
                             Name and Address                                 Shares   Shares Outstanding (1)(2)
                             ----------------                                --------- -------------------------
Entities Affiliated with e-New Media Company Limited (3).................... 3,825,693           8.96%
  Chinachem Golden Plaza, Suite 1502
  77 Mody Road
  Tsimshatsui East, Kowloon
  Hong Kong

Orion Biomedical GP, LLC (4)................................................ 2,649,548           6.21%
  787 7th Avenue
  New York, NY 10019

David W. Tice & Associates, Inc. (5)........................................ 2,608,632           6.11%
  8140 Walnut Hill Lane, Suite 300
  Dallas, TX 75231

Biotechnology Development Fund II, L.P. (6)................................. 2,380,061           5.53%
  575 High Street, Suite 201
  Palo Alto, CA 94301

Entities Affiliated with Goldman, Sachs & Co. (7)........................... 2,264,139           5.30%
  85 Broad Street
  New York, NY 10004

Gabriel B. Vegh (8)(9)......................................................   566,231           1.31%

Phillip C. Radlick, Ph.D. (8)...............................................   413,791              *

Rodolfo C. Quijano, M.D., Ph.D. (8).........................................    24,000              *

Jesse D. Erickson (8).......................................................    20,000              *

Lawrence J. Siskind (8).....................................................    20,000              *

William Wheeler (8).........................................................   187,690              *

Ronald E. Bourquin (8)......................................................   185,047              *

Eric K.Y. Chan, Ph.D. (8)...................................................   113,841              *

Victor J. Barajas (8).......................................................   138,270              *

All current directors and executive officers as a group (11 persons) (10)... 1,704,164           3.86%

--------
  *  Less than one percent.
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In determining the number of shares beneficially owned by a person, options or warrants to purchase Common Stock held by that person that are currently exercisable, or become exercisable within 60 days following the Record Date, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. The Company believes that all of the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.
 (2) As of the Record Date, 42,699,875 shares of Common Stock were issued and outstanding.
 (3) According to information furnished in a Schedule 13G jointly filed on December 19, 2001 by Richtime Management Limited, e-New Media Investments Limited and e-New Media Company Limited. Each of these entities (i) beneficially own 3,825,693 shares of Common Stock, including 181,159 shares issuable upon exercise of a warrant, and (ii) share voting and dispositive power over such shares.
 (4) According to information furnished in a Schedule 13G filed on February 19, 2002 by Orion Biomedical GP, LLC, the general partner to each of Orion Biomedical Fund, L.P. and Orion Biomedical Offshore Fund, L.P. Orion Biomedical GP, LLC's beneficial ownership consists of: (i) 1,326,771 shares of Common Stock and warrants to purchase 849,828 shares of Common Stock owned by Orion Biomedical Fund, L.P.; and (ii) 288,294 shares of Common Stock and warrants to purchase 184,655 shares of Common Stock owned by Orion Biomedical Offshore Fund, L.P.
 (5) According to information furnished in a Schedule 13G jointly filed on February 8, 2002 by David W. Tice & Associates, Inc. and Prudent Bear Funds, Inc. Each of these entities beneficially owns 2,608,632 shares of Common Stock, with (i) David W. Tice & Associates, Inc. having sole dispositive power over such shares and (ii) Prudent Bear Funds, Inc. having sole voting power over such shares.
 (6) Includes 362,319 shares of Common Stock issuable upon exercise of a warrant.
 (7) According to information furnished in a Schedule 13G jointly filed on February 14, 2002 by Goldman, Sachs & Co., The Goldman Sachs Group, Inc., GS Capital Partners II, L.P., GS Partners II Offshore, L.P., GS Capital Partners II (Germany) Civil Law Partnership, GS Advisors, LLC, GS Advisors II, LLC, Goldman, Sachs & Co. oHG, Stone Street Fund 1997, L.P., Stone Street 1997, LLC and Bridge Street Fund 1997, L.P. These entities' ownership of Common Stock are as follow: (i) Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. beneficially owns 1,132,089 shares of Common Stock and share voting and dispositive power over such shares; (ii) GS Capital Partners II, L.P. and GS Advisors, LLC beneficially owns 710,248 shares of Common Stock and share voting and dispositive power over such shares; (iii) GS Partners II Offshore, L.P. and GS Advisors II, LLC beneficially owns 282,333 shares of Common Stock and share voting and dispositive power over such shares; (iv) GS Capital Partners II (Germany) Civil Law Partnership and Goldman, Sachs & Co. oHG beneficially owns 26,151 shares of Common Stock and share voting and dispositive power over such shares; (v) Stone Street Fund 1997, L.P. and Bridge Street Fund 1997, L.P. beneficially owns 76,280 shares of Common Stock and share voting and dispositive power over such shares; and (vi) Stone Street 1997, LLC and Bridge Street Fund 1997, L.P. beneficially owns 37,038 shares of Common Stock and share voting and dispositive power over such shares.
 (8) The amounts shown include shares of Common Stock which may be acquired currently or within 60 days of the Record Date through the exercise of options, as follows: Mr. Vegh, 423,290 shares; Dr. Radlick, 412,791 shares; Dr. Quijano, 24,000 shares; Mr. Erickson, 20,000 shares; Mr. Siskind, 20,000 shares; Mr. Wheeler, 121,875 shares; Mr. Bourquin, 165,470 shares; Mr. Chan, 99,105 shares; and Mr. Barajas, 103,031 shares.
 (9) Includes 136,141 shares of Common Stock held by Mr. Vegh and his wife, Kathleen G. Vegh, tenants in common; 3,000 shares held in a retirement account for the benefit of Mr. Vegh's spouse; and 3,800 shares held by Mr. Vegh's daughter.
(10) Includes 1,422,062 shares of Common Stock subject to stock options exercisable currently or within 60 days of the Record Date.

                      COMPENSATION OF EXECUTIVE OFFICERS

   The following table shows the compensation received by (1) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 2001; (2) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 2001; and (3) the compensation received by each such individual for the Company's preceding fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                                                          Compensation
                                                                             Awards
                                                 Annual Compensation  ---------------------
                                          Fiscal -------------------- Securities Underlying  All Other
       Name & Principal Position           Year  Salary (1) Bonus (2)  Options/SARs (#)(3)  Compensation
       -------------------------          ------ ---------- --------- --------------------- ------------
Gabriel B. Vegh..........................  2001   $220,001  $ 70,000         200,000               --
  Chief Executive Officer and              2000   $202,904  $110,000         292,295               --
  Chairman of the Board                    1999   $184,995  $ 35,000          57,705               --

William K. Wheeler (4)...................  2001   $223,364  $125,000          75,000               --
  President and Chief Operating Officer    2000   $104,799        --         200,000          $32,178

Ronald E. Bourquin.......................  2001   $197,071  $105,000          50,000               --
  Senior Vice President,                   2000   $179,168  $ 45,000         100,000               --
  Chief Financial Officer and Secretary    1999   $124,987  $ 30,000          40,000               --

Eric K.Y. Chan, Ph.D.....................  2001   $170,460  $ 50,000          25,000               --
  Vice President, Product Development      2000   $152,427  $ 10,000          95,000               --
                                           1999   $137,018        --          15,000               --

Victor J. Barajas........................  2001   $162,428  $ 35,000          55,000               --
  Senior Vice President, Operations        2000   $140,928  $  3,000          55,000               --
                                           1999   $124,602  $ 20,000          20,000               --

--------
(1) Includes amounts deferred under the Company's 401(k) plan.
(2) Includes bonuses earned in the indicated year and paid in the subsequent year.
(3) Includes options to purchase shares of Common Stock that were granted in 2000 in exchange for unexercised options granted prior to 1999 (which were canceled in 2000) with an exercise price above $1.16 per share as follows:
    Mr. Vegh, 142,295 shares; Mr. Bourquin, 15,000 shares; Dr. Chan,
    70,000 shares; and Mr. Barajas, 25,000 shares.
(4) Mr. Wheeler began his employment with the Company as Senior Vice President on May 15, 2000, with an annual base salary of $175,000, a guaranteed first year bonus of $50,000 payable in January 2001 and relocation and housing assistance.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

   The Company granted stock options representing 859,400 shares of the Company's Common Stock to employees in the last fiscal year.

                                                                                          Potential Realizable
                                                                                            Value at Assumed
                                                                                             Annual Rates of
                                                                                               Stock Price
                                                 Percent of Total                           Appreciation for
                               Number of Shares  Options Granted  Exercise or                  Option Term
                              Underlying Options to Employees in  Base Price  Expiration -----------------------
            Name                   Granted         Fiscal 2001     per Share     Date        5%          10%
            ----              ------------------ ---------------- ----------- ---------- --------    ----------
Gabriel B. Vegh..............      200,000             23.3%         $0.34    04/06/2011 $705,073    $1,221,609
William K. Wheeler...........       75,000              8.7%         $0.34    04/06/2011 $264,403    $  458,103
Ronald E. Bourquin...........       50,000              5.8%         $0.34    04/06/2011 $176,268    $  305,402
Eric K.Y. Chan, Ph.D.........       25,000              2.9%         $0.34    04/06/2011 $ 88,134    $  152,701
Victor J. Barajas............       35,000              4.1%         $0.34    04/06/2011 $123,388    $  213,782
                                    20,000              2.3%         $1.87    10/15/2011 $ 39,907    $   91,561

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2001. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended December 31, 2001 and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 2001.

                                                        Number of       Value of Unexercised
                                                   Unexercised Options/ In-the-Money Options/
                                Shares             SARs at Fiscal Year   SARs at Fiscal Year
                               Acquired    Value   End (#) Exercisable/   End Exercisable/
            Name              on Exercise Realized    Unexercisable       Unexercisable (1)
            ----              ----------- -------- -------------------- ---------------------
Gabriel B. Vegh..............     --         --     367,954 / 309,605    $518,293 / $443,341
William K. Wheeler...........     --         --      87,500 / 187,500    $106,500 / $257,500
Ronald E. Bourquin...........     --         --     149,658 /  84,043    $ 93,310 / $ 59,466
Eric K.Y. Chan, Ph.D.........     --         --      91,126 /  43,874    $ 94,334 / $ 59,466
Victor J. Barajas............     --         --      90,322 /  76,251    $ 84,578 / $ 85,576

--------
(1) Based on the $2.26 per share closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 2001, less the exercise price of the options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following is a report of the Compensation Committee of the Board describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 2001. The Compensation Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

   Under the supervision of the Board, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of two elements: (1) base salary which reflects individual performance and expertise, and (2) long-term stock-based incentive awards which are designed to strengthen the mutual interests of the executive officers and the Company's stockholders. Additionally, some executives are eligible for variable bonus awards payable in cash which are tied to the achievement of certain performance goals that the Board establishes from time to time for the Company.

   The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

   The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. The performance of the Company does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

   Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific Company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

   The Company has utilized its stock option plan to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities and internal comparability considerations.

   Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

   Gabriel B. Vegh has served as the Company's Chief Executive Officer since June 2000. His base salary for fiscal 2001 was $220,000. Other compensation paid to Mr. Vegh included stock options grant and a bonus based on his performance to objectives as set by the Board.

   The factors discussed above in "Base Salary," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were applied by the Compensation Committee in establishing the amount of Mr. Vegh's salary, stock options grant and bonus. Mr. Vegh did not participate in any decisions related to his respective compensation. Significant factors the Compensation Committee considered in establishing Mr. Vegh's compensation included his individual performance, the achievement of specific objectives including clinical milestones achieved and performance to plan for the year. The Compensation Committee felt Mr. Vegh's performance in these areas contributed to achieving a majority of these objectives and, accordingly, exercised its judgment in awarding the salary increase and bonus shown in the Summary Compensation Table.

Deductibility of Executive Compensation

   The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1993 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                          Compensation Committee

                                          Jesse D. Erickson
                                          Phillip C. Radlick, Ph.D.

   This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

                    AUDIT COMMITTEE REPORT TO STOCKHOLDERS

   The Audit Committee of the Board operates under a written charter adopted by the Board. The members of the Audit Committee are Mr. Jesse D. Erickson, Dr. Rodolfo C. Quijano and Mr. Lawrence J. Siskind. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing requirements. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

   In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm's independence.

   The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee, with and without management present, discussed and reviewed the results of the independent accountants' examination of the financial statements.

   Based upon Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board include the audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent accountants and the Board of Directors concurred in such recommendation.

                                          Audit Committee

                                          Jesse D. Erickson
                                          Rodolfo C. Quijano, M.D., Ph.D.
                                          Lawrence J. Siskind

                         TRANSACTIONS WITH MANAGEMENT

   In December 1997, the Company entered into a $300,000 note receivable agreement with Phillip C. Radlick, Ph.D., a Director of the Company and then President and Chief Executive Officer to facilitate the purchase of a principal residence in the Bay Area. The note bears interest at the minimum Applicable Federal Rate of 6.45% at the time the note was issued and is due and payable in a single lump sum forty-eight months from the note date. The Board of Directors has amended Dr. Radlick's agreement to extend this loan as long as Dr. Radlick is a member of the Board of Directors. As security for the note, Dr. Radlick granted the Company a security interest in his vested stock options. At December 31, 2001, $278,500 of the principal balance was remaining and approximately $76,000 of interest has accrued. The note receivable and accrued interest are included in the accompanying balance sheet.

   In June 2000, the Company entered into a note receivable agreement with William Wheeler, its President and Chief Operating Officer, to facilitate the purchase of a principal residence in the Bay Area. The note calls for an initial payment by the Company of $142,500 with an additional $5,000 per month up to a maximum of $300,000. The note bears interest at the minimum Applicable Federal Rate of 6.42% at the time the note was issued and is due and payable in a single lump sum forty-eight months from the note date. The Board of Directors amended Mr. Wheeler's agreement by granting Mr. Wheeler a $75,000 bonus in May 2001 in lieu of further additional monthly payments to him. As security for the note, Mr. Wheeler granted Cardima a security interest in his vested stock options. At December 31, 2001, $192,500 of the principal balance was remaining and approximately $18,000 of interest has accrued. The note receivable and accrued interest are included in the accompanying balance sheet.

   The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                  EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

   Mr. Vegh is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $220,000 for Mr. Vegh's services as the President and Chief Executive Officer and accelerated vesting of all of Dr. Vegh's options in the event of a change in control of the Company (as such term is defined in the agreement). In addition, Mr. Vegh is entitled to an annual bonus to be determined by the Board. In the event Mr. Vegh is terminated due to a "change in control" of the Company or, for other than for "good cause" (both terms as defined in the agreement), Mr. Vegh will receive his salary for six months, one half the prior year's bonus and standard Company fringe benefits for six months.

   Mr. Wheeler is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $175,000 and accelerated vesting of all of Mr. Wheeler's options in the event of a "change in control" of the Company (as such term is defined in the agreement). In addition, Mr. Wheeler is entitled to an annual bonus to be determined by the Board. In the event Mr. Wheeler is terminated due to a "change in control" of the Company or, for other than for "good cause" (both as defined in the agreement), Mr. Wheeler will receive his salary for six months, one half the prior year's bonus and standard Company fringe benefits for six months.

   Mr. Bourquin is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $175,000 and accelerated vesting of all of Mr. Bourquin's options in the event of a "change in control" of the Company (as such term is defined in the agreement). In addition, Mr. Bourquin is entitled to an annual bonus to be determined by the Board. In the event Mr. Bourquin is terminated due to a "change in control" of the Company or, for other than "good cause" (both as defined in the agreement), Mr. Bourquin will receive his salary for six months, one half the prior year's bonus and standard Company fringe benefits for six months.

   Dr. Chan is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $160,000 and accelerated vesting of all of Dr. Chan's options in the event of a "change in control" of the Company (as such term is defined in the agreement). In addition, Dr. Chan is entitled to an annual bonus to be determined by the Board. In the event Dr. Chan is terminated due to a "change in control" of the Company or, for other than "good cause" (both as defined in the agreement), Dr. Chan will receive his salary for six months, one half the prior year's bonus and standard Company fringe benefits for six months.

   Mr. Barajas is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $150,000 and accelerated vesting of all of Mr. Barajas' options in the event of a "change in control" of the Company (as such term is defined in the agreement). In addition, Mr. Barajas is entitled to an annual bonus to be determined by the Board. In the event Mr. Barajas is terminated due to a "change in control" of the Company or, for other than for "good cause" (both as defined in the agreement), Mr. Barajas will receive his salary for six months, one half the prior year's bonus and standard Company fringe benefits for six months.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return data for the Company's stock since June 6, 1997 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (1) Cardima, Inc., (2) the Nasdaq Medical Products Index and (3) the Nasdaq National Market U.S. Composite Index. The graph assumes that $100 was invested on June 6, 1997, the date on which the Company completed the initial public offering of its Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $7.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

               COMPARISON OF FISCAL YEAR CUMULATIVE TOTAL RETURN
              AMONG CARDIMA, INC., NASDAQ MEDICAL PRODUCTS INDEX
                AND NASDAQ NATIONAL MARKET U.S. COMPOSITE INDEX

                     Comparison of Cumulative Total Return

                                    [CHART]




   The information contained in the Stock Performance Graph shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                   6/6/97  12/31/97 12/31/98 12/31/99 12/29/00 12/31/01
                                   ------- -------- -------- -------- -------- --------
Cardima, Inc...................... $100.00 $ 62.50  $ 38.40  $ 25.90  $  3.57  $ 32.29
Nasdaq Composite Index............  100.00  111.83   154.89   288.74   174.23   137.36
Nasdaq Medical Products Index.....  100.00  111.86   124.54   150.83   155.61   170.87

   Assumes $100 invested on June 6, 1997, the effective date of the Company's Initial Public Offering, in stock or index, including reinvestment of dividends to the fiscal year ending December 31, 2001.

       DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

   Proposals of stockholders intended to be presented at the Annual Meeting must be received by the Company no later than December 26, 2002 in order to be considered for inclusion in the Company's proxy materials for that meeting. The Company's bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at the Company's next annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder's notice of the proposal must be delivered to, or mailed and received at the executive offices of the Company not less than 50 days nor more than 75 days prior to the proposed date of the annual meeting; provided, however, that if less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice of the proposal to be timely must be received no later than the 15th day following the day on which such notice of the date of the annual meeting is mailed or public disclosure of the meeting date is given.

                                 OTHER MATTERS

   The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2001, all Reporting Persons complied with all applicable filing requirements.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 IS BEING FURNISHED TO EACH SHAREHOLDER WITH THIS PROXY STATEMENT. IF NECESSARY, THE COMPANY WILL MAIL AN ADDITIONAL COPY, WITHOUT CHARGE, TO ANY STOCKHOLDER UPON WRITTEN REQUEST OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, 47266 BENICIA STREET, FREMONT, CALIFORNIA, 94538-7330.

                                          By Order of the Board of Directors,

                                          /s/ Ronald E. Bourquin
                                          Ronald E. Bourquin
                                          Senior Vice President, Chief
                                            Financial Officer and Secretary

Fremont, California
April 30, 2002

                                 CARDIMA, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING ON JUNE 20, 2002

         The undersigned stockholder of Cardima, Inc. (the "Company") acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2002, and the undersigned revokes all prior proxies and appoints Gabriel B. Vegh and Ronald E. Bourquin, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the at the principal executive offices of the Company, located at 47266 Benicia Street, Fremont, California 94538, at 9:00 a.m. local time on June 20, 2002, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

     1.  ELECTION OF DIRECTORS:

     [_] FOR each of the nominees listed below (except as marked to the contrary below)

     [_] WITHHOLD AUTHORITY to vote for the nominees for the director listed below

     Gabriel B. Vegh, Jesse D. Erickson, Rodolfo C. Quijano, M.D., Ph.D., Phillip Radlick, Ph.D., and Lawrence Siskind.

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     2.  TO APPROVE THE AMENDMENT OF THE COMPANY'S STOCK INCENTIVE PLAN:

     [_]    FOR                   [_]    AGAINST              [_]    ABSTAIN

     3. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:

     [_]    FOR                   [_]    AGAINST              [_]    ABSTAIN

     4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

                               CARDIMA, INC.
                               BOARD OF DIRECTORS PROXY
                               Annual Meeting of Stockholders June 20, 2002


                               Dated this ________ day of ________, 2001


                               _________________________________________________
                                          (Signature of Stockholder)


                               _________________________________________________
                                          (Signature of Stockholder)

                               Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.

Please Mark, Sign, Date and Mail This Proxy Card Promptly, Using the Enclosed Envelope.